Elevation Series Trust N-CSR

Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Bradley Swenson, President of Elevation Series Trust (the “Registrant”), certify that:

1.          The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	January 5, 2026	/s/ Bradley Swenson
Bradley Swenson, President
(Principal Executive Officer)

I, Nicholas Austin, Treasurer of Elevation Series Trust (the “Registrant”), certify that:

1.          The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	January 5, 2026	/s/ Nicholas Austin
Nicholas Austin, Treasurer
(Principal Financial Officer)